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                                                                    EXHIBIT 10.1

                    DIRECTOR VOTING AND RESIGNATION AGREEMENT

      This Director Voting and Resignation Agreement ("VOTING AGREEMENT"), dated as of December 15, 2004, is among Glacier Bancorp, Inc., a Montana corporation ("GLACIER"), Citizens Bank Holding Company, an Idaho corporation ("CITIZENS"), and the undersigned, each of whom is a director ("DIRECTOR") of Citizens. This Voting Agreement will be effective upon the signing of the Merger Agreement (defined below).

                                     RECITAL

      As an inducement for Glacier to enter into the Plan and Agreement of Merger (the "MERGER AGREEMENT") dated as of the date hereof, whereby, among other things, Citizens will merge with and into Glacier (the "TRANSACTION"), each of the Directors, for himself or herself, his or her heirs and legal representatives, hereby agrees as follows:

                                    AGREEMENT

1. VOTING AND OTHER MATTERS. Each of the Directors will vote or cause to be voted all shares of Citizen's common stock that he or she beneficially owns, with power to vote or direct the voting of (the "SHARES"), in favor of approval of the Merger Agreement and the Transaction. In addition, each of the Directors will (a) recommend to the shareholders of Citizens that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Directors' fiduciary duties to Citizens and its shareholders.

2. MERGER CONSIDERATION ELECTIONS. If necessary, the Directors agree to select additional Cash Election Shares or Stock Election Shares, as the case may be, pursuant to Section 1.3 of the Merger Agreement so that, to the extent possible, neither the Maximum Total Cash Consideration nor the Maximum Total Stock Consideration is exceeded. The Directors agree to make such revised selections pro rata, based on individual stock ownership, unless otherwise agreed.

3. NO TRANSFER. Until the earlier of the consummation of the Transaction or the termination of the Merger Agreement, each Director will not sell, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of Citizens in connection with the Citizens shareholders' meeting at which the Transaction is presented for shareholder approval) any Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to Glacier embodying the benefits and rights contained in this Voting Agreement.

4. RESIGNATION. Each Director hereby tenders his or her resignation from the Board of Directors of Citizens, effective only upon the closing of the Transaction.

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5.    INDIVIDUAL OBLIGATIONS. Obligations of each of the Directors under this
      Voting Agreement are intended to be several and not joint.

6.    MISCELLANEOUS.

      a. Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

      b. Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

      c. Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Idaho.

      e. Remedies. Any breach of this Voting Agreement entitles Glacier to injunctive relief and/or specific performance, as well as any other legal or equitable remedies Glacier may be entitled to.

      f. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Voting Agreement have the meaning assigned to them in the Merger Agreement.

SIGNED EFFECTIVE as of December 15, 2004.

GLACIER BANCORP, INC.                         CITIZENS BANK HOLDING COMPANY

By    /s/ Michael J. Blodnick                 By    /s/ Ralph G. Cottle
   -------------------------------------         -------------------------------
   Michael J. Blodnick                           Ralph G. Cottle
   President & Chief Executive Officer           President & Chief Executive
                                                 Officer

                       Additional Signatures on Next Page

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DIRECTORS:

/s/ Gary N. Blanchard
------------------------------------
Gary N. Blanchard

/s/ Ralph G. Cottle
------------------------------------
Ralph G. Cottle

/s/ James E. Lee
------------------------------------
James E. Lee

/s/ Kenneth E. Satterfield
------------------------------------
Kenneth E. Satterfield

/s/ Alan E. Stanek
------------------------------------
Alan E. Stanek

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